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                                   EXHIBIT 23
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          We consent to the incorporation by reference in the Registration
Statement (Form S-8 No. 333-33491) pertaining to the Tejon Ranch Company 1992 Stock Option Plan and Registration Statement (Form S-8 No. 333-68869) pertaining to the Tejon Ranch Company 1998 Stock Incentive Plan and Non-employee Director Stock Incentive Plan of our report dated March 27, 2000, with respect to the consolidated financial statements and schedules of Tejon Ranch Company included in the Form 10-K for the year ended December 31, 1999.



                                      ERNST & YOUNG LLP

Los Angeles, California
March 27, 2000

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